                        [ARTHUR ANDERSEN LLP LETTERHEAD]






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Egghead, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 16, 1995 included in the Egghead, Inc. Form 10-K for the year ended April 1, 1995, and to all references to our Firm included in this registration statement.


/s/Arthur Andersen LLP


Seattle, Washington
     November 7, 1995